                                                                     EXHIBIT 11

                              WOOLWORTH CORPORATION

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                   (Unaudited)
                     (in millions, except per share amounts)

                                                                         Thirteen weeks ended              Thirty-nine weeks ended
                                                                       ------------------------           ------------------------
                                                                       Oct. 25,         Oct. 26,          Oct. 25,          Oct. 26,
                                                                        1997             1996              1997              1996
                                                                        ----             ----              ----              ----

FINANCIAL STATEMENT PRESENTATION

Weighted-average number of common shares outstanding                     134.9            133.6             134.5             133.3
                                                                       =======          =======           =======           =======

Income (loss) from continuing operations                                    55               77                98                88
Less: Preferred dividends                                                 --               --                --                --
                                                                       -------          -------           -------           -------
Income from continuing operations applicable to common shares               55               77                98                88
Loss from discontinued operations                                         --                 (8)             (223)              (19)
                                                                       -------          -------           -------           -------
Net income (loss)                                                      $    55          $    69           $  (125)          $    69
                                                                       =======          =======           =======           =======

Per Common Share:
Income from continuing operations                                      $  0.41       $     0.58        $     0.73        $     0.66
Loss from discontinued operations                                         --              (0.06)            (1.66)            (0.14)
                                                                       -------          -------           -------           -------
Net income (loss) per share of common stock                            $  0.41       $     0.52        $    (0.93)       $     0.52
                                                                       =======          =======           =======           =======

PRIMARY(1)

Weighted-average number of common shares
  outstanding and common share equivalents                               136.3            134.6             134.5             134.0
                                                                       =======          =======           =======           =======

Income from continuing operations applicable to common shares               55               77                98                88
Loss from discontinued operations                                         --                 (8)             (223)              (19)
                                                                       -------          -------           -------           -------
Net income (loss)                                                      $    55          $    69           $  (125)          $    69
                                                                       =======          =======           =======           =======

Primary:
Income from continuing operations                                      $  0.40       $     0.57        $     0.73        $     0.66
Loss from discontinued operations                                         --              (0.06)            (1.66)            (0.14)
                                                                       -------          -------           -------           -------
Net income (loss) per share of common stock                            $  0.40       $     0.51        $    (0.93)       $     0.52
                                                                       =======          =======           =======           =======

FULLY DILUTED (1) (2)

Weighted-average number of common shares outstanding
  and fully diluted common share equivalents                             136.3            135.1             136.0             134.7
Assumed conversion of preferred stock                                     --               --                --                --
                                                                       -------          -------           -------           -------
Adjusted weighted-average number of common
  shares and common share equivalents                                    136.3            135.1             136.0             134.7
                                                                       =======          =======           =======           =======

Income from continuing operations applicable to common shares               55               77                98                88
Loss from discontinued operations                                         --                 (8)             (223)              (19)
                                                                       -------          -------           -------           -------
Net income (loss)                                                      $    55          $    69           $  (125)          $    69
                                                                       =======          =======           =======           =======

Fully Diluted:
Income from continuing operations                                      $  0.40       $     0.57        $     0.72        $     0.65
Loss from discontinued operations                                         --              (0.06)            (1.64)            (0.14)
                                                                       -------          -------           -------           -------
Net income (loss) per share of common stock                            $  0.40       $     0.51        $    (0.92)       $     0.51
                                                                       =======          =======           =======           =======


(1) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted for the 1997 loss in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.